                                                                    Exhibit 10.2

                                ESCROW AGREEMENT

                  This ESCROW AGREEMENT (this "AGREEMENT"), dated as of October 6, 2000, is by and among CIC Acquisition Corp., a Delaware corporation ("BUYER"), PenOp Limited, a company organized under the laws of England and Wales ("PENOP UK"), and PenOp Inc., a Delaware corporation ("PENOP"; each of PenOp UK and PenOp being referred to herein individually as a "SELLER," and being referred to together as "SELLERS"), and Citibank, N.A., a national banking association, as escrow agent ("ESCROW AGENT").

                              W I T N E S S E T H:

                  WHEREAS, Buyer and Sellers are, concurrent with the execution and delivery of this Agreement, consummating the acquisition by Buyer of certain assets of Sellers, pursuant to that certain Asset Purchase Agreement by and among Buyer and Sellers dated as of September 29, 2000 (the "ASSET PURCHASE AGREEMENT");

                  WHEREAS, pursuant to Section 3.2(b)(ii) of the Asset Purchase Agreement, Buyer and Sellers have agreed that 940,000 shares of the common stock of Communication Intelligence Corporation, Buyer's parent corporation ("CIC"; shares of CIC's common stock being referred to herein as "SHARES"), shall be deposited with Escrow Agent on the date hereof, so that such Shares (the "INDEMNITY SHARES") and/or the proceeds of sale thereof may be used for the payment of indemnification claims by Buyer against Sellers pursuant to the Asset Purchase Agreement; and

                  WHEREAS, Escrow Agent has agreed to serve as escrow agent hereunder in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                               GENERAL PROVISIONS

         1.1 Delivery. Concurrent with the execution of this Agreement, Buyer is delivering to Escrow Agent the Indemnity Shares, registered in the names of Sellers as provided pursuant to the Asset Purchase Agreement, together with duly executed stock powers of Sellers therefor, endorsed in blank, which Indemnity Shares are to be held, sold and otherwise disbursed by Escrow Agent pursuant to the terms of this Agreement.

         1.2 Receipt. Escrow Agent hereby acknowledges receipt of the Indemnity Shares.

         1.3 Indemnity Fund. The Indemnity Shares, as the number thereof shall fluctuate from time to time as a result of sales and/or disbursements thereof by Escrow Agent in accordance with the terms of this Agreement, and any cash proceeds of sales of Indemnity Shares (in accordance with the terms hereof) then held by Escrow Agent hereunder, and all cash paid into the Indemnity Fund by Sellers in accordance with the terms and provisions of this Agreement, together with all interest, dividends, distributions and other earnings and cash paid, payable or otherwise distributed on or in respect of any of the foregoing (collectively, "Earnings") then held by Escrow Agent in accordance with the terms of this Agreement, are referred to herein collectively as the "INDEMNITY FUND." Escrow Agent shall hold, invest and disburse the Indemnity Fund solely in accordance with the terms and conditions of this Agreement.

         1.4 Investment of Indemnity Fund. During the term of this Agreement, Escrow Agent shall, upon receipt of written instructions of Sellers and pending the disbursement of the Indemnity Fund pursuant to the terms hereof, invest any cash amounts then held by Escrow Agent as part of the Indemnity Fund in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (b) certificates of deposit issued by a commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000, (c) money market funds investing solely in any of the above or (d) other investments as jointly instructed in writing by Sellers and Buyer. Absent such written instructions, any cash held in the Indemnity Fund will be deposited in the Citibank Market Deposit Account (MDA), a Private Bank money market account.

         1.5 Sales of Indemnity Shares; Disbursement of Proceeds. At any time during the term of this Agreement, Sellers shall be entitled to cause Escrow Agent to sell any or all of the Indemnity Shares and other non-cash property held as part of the Indemnity Fund and deposit the proceeds thereof in accordance with the terms of this Agreement. To effect any such sale, Sellers shall deliver written instructions to Escrow Agent and Buyer instructing Escrow Agent to offer to sell on the appropriate Nasdaq market, through Escrow Agent's registered broker-dealer, a specified number of Indemnity Shares, at a sale price that will yield net proceeds of not less than $3.50 per Indemnity Share. Sellers shall be entitled to specify in such instructions one or more purchasers for such Indemnity Shares, provided that Sellers' written instructions contain all instructions and information reasonably necessary to enable Escrow Agent to effect such sale of Indemnity Shares to such specified purchasers. Escrow Agent shall promptly execute such instructions. Notwithstanding the foregoing, Sellers may cause Escrow Agent to offer to sell Indemnity Shares pursuant to this
Section 1.5 at a sale price that yields net proceeds of less than $3.50 per Indemnity Share, provided that concurrently with such sale, Sellers determine any such amounts and deposit with Escrow Agent cash in an amount representing the difference between the product of $3.50 and the number of Indemnity Shares sold pursuant to this Section 1.5 and the product of such number of Indemnity Shares and the actual net sale proceeds per Indemnity Share sold pursuant to this Section 1.5.

         1.6 Sales of Indemnity Shares. It is acknowledged that the Indemnity Shares to be held pursuant to this Agreement are certificated, and that such certificates bear restrictive


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

legends. For any transaction pertaining to the distribution or sale of Indemnity Shares, Buyer and Sellers agree to cooperate reasonably with Escrow Agent in all lawful respects and to take any lawful action reasonably requested by Escrow Agent in order to facilitate the sale or distribution of Indemnity Shares, including but not limited to executing and delivering documents and agreements, obtaining all required consents and paying any fees and expenses related to the sale or distribution of the Indemnity Shares, provided that Buyer shall not be liable for any fees or expenses related to the sale or distribution of Indemnity Shares other than as expressly provided in Section 6.6(b) of the Asset Purchase Agreement.

         1.7 Voting of Indemnity Shares. Prior to the disbursement of such Indemnity Shares pursuant to Article 2 hereof, Sellers shall at all times be entitled to exercise any and all voting rights pertaining to the Indemnity Shares or any part thereof, provided that Sellers shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Indemnity Shares or any part thereof.

                                   ARTICLE 2
                           PROCEDURES FOR DISBURSEMENT
                               OF INDEMNITY SHARES

         2.1 General. Escrow Agent shall disburse the Indemnity Fund only in accordance with this Section 2. The procedures set forth in this Section 2 shall govern the application of the Indemnity Fund to satisfy indemnification claims by Buyer pursuant to the Asset Purchase Agreement. The basis for indemnification claims under the Asset Purchase Agreement shall be governed by the applicable terms and provisions of the Asset Purchase Agreement, and the Asset Purchase Agreement shall be controlling between Buyer and Sellers to the extent any term or provision thereof is inconsistent with any term or provision of this Agreement.

         2.2 Disbursement of Indemnity Fund in Accordance with Buyer's Instructions.

                  (a) If, at any time on or prior to the second anniversary of the date of this Agreement, Escrow Agent and Sellers receive a written notice signed by Buyer, given pursuant to Section 6.1 and stating that Buyer is entitled to payment in respect of an indemnification claim pursuant to the Asset Purchase Agreement (specifying Buyer's good faith estimate of the amount of the claim in dollars and setting forth in reasonable detail the basis for Buyer's claim, the Share Value (as defined in Section 2.2(e)) and the number of Indemnity Shares to be disbursed to Buyer in satisfaction of such claim, based on the Share Value) ("BUYER CLAIM NOTICE"), Sellers shall be entitled to dispute the contents of such Buyer Claim Notice by delivering to Buyer and Escrow Agent, in a manner set forth in Section 6.1, a written notice signed by Sellers setting forth in reasonable detail the basis for such dispute and the amount in dispute ("DISPUTE NOTICE"). Any such Dispute Notice shall be delivered to Buyer and Escrow Agent within ten (10) business days following Sellers' receipt of the Buyer Claim Notice from Buyer. If Escrow Agent receives a Dispute Notice from Sellers in accordance with the terms hereof within such ten (10) business day period, Escrow Agent shall continue to hold the amount of the Indemnity Fund that is in


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

dispute, calculated by Sellers using the value per Indemnity Share provided for in Section 2.2(e) (to the extent the Indemnity Fund to be disbursed includes Indemnity Shares), until such dispute is resolved in accordance with Section 3.5(e) hereof and shall otherwise comply with Section 2.2(b) hereof.

                  (b) Within ten (10) business days following Sellers' receipt of a Buyer Claim Notice from Buyer, Sellers shall be entitled to pay the claim set forth therein, in whole or in part, in cash in lieu of Indemnity Shares by delivering to Escrow Agent and Buyer a written notice setting forth (i) the amount of cash delivered to Escrow Agent and the claims with respect to which such sum is being delivered, (ii) the number of Indemnity Shares to be disbursed to Sellers in exchange for such cash payment, as determined in accordance with
Section 2.2(e) and (iii) the dollar amount of the difference between the amount of Buyer's claim, as set forth in the Buyer Claim Notice, and the amount of cash being delivered by Sellers to Escrow Agent with such notice (such difference, the "UNPAID CLAIM AMOUNT," and such notice, a "PAYMENT NOTICE"). Escrow Agent shall, within one (1) business day following receipt thereof, (i) deliver to Buyer the cash deposited by Sellers with Escrow Agent pursuant to this Section 2.2(b), less any amount remaining in dispute, and (ii) contemporaneously therewith release to Sellers the number of Indemnity Shares stated in the Payment Notice; PROVIDED, that nothing herein shall be construed as limiting Buyer's ability to challenge, at any time, the number of Indemnity Shares released to Sellers pursuant to this Section 2.2(b) and Sellers' calculation thereof pursuant to Section 2.2(e).

                  (c) If Escrow Agent and Buyer do not receive a Dispute Notice from Sellers pursuant to Section 2.2(a) within the ten (10) business day period referred to in Section 2.2(a), Buyer shall be entitled to disbursement, in respect of the claim set forth in the applicable Buyer Claim Notice, of: (i) cash in an amount equal to the lesser of (A) the difference between the amount of such claim and the Unpaid Claim Amount and (B) the amount of cash in the Indemnity Fund; and (ii) that number of Indemnity Shares equal to the difference between the Unpaid Claim Amount and the amount of cash disbursed to Buyer pursuant to Section 2.2(c)(i), divided by the Share Value. Within two (2) business days following receipt of a written notice, signed by Buyer, stating that Buyer is entitled to the disbursement of cash and/or Indemnity Shares pursuant to this Section 2.2(c) (a copy of which notice Buyer shall deliver to Sellers concurrent with the delivery thereof to Escrow Agent), and setting forth the amounts thereof, Escrow Agent shall deliver to Buyer the amount of cash and/or the number of Indemnity Shares set forth in such notice.

                  (d) Upon Buyer's receipt of Indemnity Shares or cash pursuant to and in accordance with Section 2.2(c) having an aggregate value of the amount of Buyer's claim set forth in the applicable Buyer Claim Notice, such claim shall be deemed to have been satisfied in accordance with the terms of this Agreement and the Asset Purchase Agreement. Notwithstanding the foregoing, nothing herein shall be construed as a release or waiver of any right, claim or interest of Buyer relating to or arising out of any claim or right not expressly set forth in such Buyer Claim Notice.


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

                  (e) For purposes of Sections 2.2(a) and 2.2(c)(ii), the value of each Indemnity Share shall be deemed to be the average of the closing prices per Share over the twenty (20) trading days immediately preceding the date of the applicable Buyer Claim Notice (the "SHARE VALUE").

         2.3 Disbursement of Indemnity Fund After Two Years or if Fully Funded in Cash.

                  (a) On the third business day after the second anniversary of the date of this Agreement, Escrow Agent shall deliver to Sellers all Indemnity Shares and other property and cash then remaining in the Indemnity Fund, except for any portion thereof then held by Escrow Agent pursuant to Section 2.2(a) in respect of any unresolved dispute between Buyer and Sellers or pursuant to
Section 3.5(e).

                  (b) Sellers shall be entitled at all times to deposit with Escrow Agent cash, which shall become part of the Indemnity Fund and shall be promptly invested by Escrow Agent in accordance with Section 1.4.

                  (c) Notwithstanding anything in this Agreement, if at any time the sum of (i) the amount of cash in the Indemnity Fund (including the amount of all cash theretofore delivered by Sellers to Escrow Agent pursuant to Section 2.3(b)), (ii) the value (calculated pursuant to Section 2.2(e)) of all Indemnity Shares theretofore delivered by Escrow Agent to Buyer pursuant to Section 2.2(c) or 2.5 hereof, (iii) the amount of all cash theretofore delivered by Escrow Agent to Buyer pursuant to Section 2.2(c) hereof, (iv) the amount of all cash theretofore delivered to Buyer pursuant to Section 2.4 hereof and (v) the amount of all cash theretofore delivered by Sellers to Escrow Agent pursuant to Section 2.2(b) hereof in satisfaction of all or any claims made by Buyer pursuant to
Section 9 of the Asset Purchase Agreement, exceeds the amount of $3,290,000, Sellers shall be entitled to the release of all Indemnity Shares and non-cash property remaining in the Indemnity Fund, in accordance with the terms of this
Section 2.3(c). Promptly following Escrow Agent's receipt of a written notice, signed by Sellers, certifying that the condition set forth in the preceding sentence has been satisfied ("Release Notice") (a copy of which Release Notice Sellers shall deliver to Buyer concurrent with the delivery thereof to Escrow Agent), Escrow Agent shall deliver to Sellers, as directed by them in said Release Notice, all Indemnity Shares and non-cash property then remaining in the Indemnity Fund. In such event, if at such time Escrow Agent shall have been holding Indemnity Shares with respect to any unresolved claim by Buyer against Sellers pursuant to Section 2.2(a), a portion of the cash then held in the Indemnity Fund, in an amount equal to the amount of such unresolved claim, shall be held in respect of such unresolved claim as specified in writing by Buyer.

         2.4 Resolution Pursuant to Court Order or Arbitration. In the event that any claim by Buyer hereunder is resolved pursuant to a court order from a court of competent jurisdiction or an order of an arbitrator designated in writing jointly by Buyer and Sellers, Sellers shall have the right to pay cash in satisfaction of any such court order or order of an arbitrator, in which case

Sellers shall pay such cash amount to Buyer within ten (10) business days following the entry of such order.

         2.5 Disbursement of Indemnity Fund in Accordance with Joint Instructions or an Order. If at any time Escrow Agent receives (a) joint written instructions signed by Buyer and Sellers regarding disposition of all or any portion of the Indemnity Fund, (b) a final and nonappealable court order from a court of competent jurisdiction regarding disposition of all or any portion of the Indemnity Fund or (c) an order of an arbitrator designated in writing jointly by Buyer and Sellers regarding disposition of all or any portion of the Indemnity Fund, Escrow Agent shall disburse the Indemnity Fund or such portion thereof in accordance with, and otherwise comply with, such instructions or order.

         2.6 Disbursement of Earnings; Remaining Balance of Indemnity Fund. If Escrow Agent disburses a portion of but less than all of the Indemnity Fund in accordance with the terms and provisions of this Agreement, Escrow Agent shall continue to hold that portion of the Indemnity Fund not disbursed, subject to and in accordance with the terms of this Agreement.

         2.7 Interpleader. In the event any dispute should arise among the parties hereunder, Escrow Agent may deposit the entirety of the Indemnity Fund then held by it with the clerk of any court of competent jurisdiction in the State of New York and interplead Buyer and Sellers.

                                   ARTICLE 3
                                  ESCROW AGENT

         3.1 Appointment and Duties. Buyer and each Seller hereby appoints Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment and agrees to perform its duties arising hereunder in accordance with the terms and provisions of this Agreement.

         3.2 Compensation and Expenses. Compensation and expenses will be paid to Escrow Agent one-half by Sellers (jointly and severally) and one-half by Buyer, in accordance with Escrow Agent's fee schedule annexed hereto as ATTACHMENT A.

         3.3 Indemnification. Sellers, on the one hand, and Buyer, on the other, jointly and severally agree to indemnify Escrow Agent and hold it harmless from any and all expenses, damages, claims, liabilities or losses suffered by Escrow Agent arising out of its appointment hereunder, including without limitation, in connection with any action, suit or other proceeding involving or arising out of or based upon this Agreement, and to exonerate Escrow Agent from any liability in connection with this Agreement, except as such may be determined by a court of competent jurisdiction to have been caused by Escrow Agent's own gross negligence, willful misconduct or bad faith in performing its duties as Escrow Agent hereunder. Promptly after Escrow Agent's receipt of any notice of any demand or claim or of the commencement of any action, suit or proceeding related hereto, Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify the other parties to this Agreement in writing. For purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding arising out of this Agreement settled with the express written consent of Buyer and Sellers, and all costs and expenses, including without limitation, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. Any such expense or loss as between Buyer and Sellers shall be borne one-half by Buyer and one-half by Sellers (jointly and severally). Buyer, on the one hand, and Sellers, on the other, shall be entitled to seek contribution from the other with respect to their obligation to hold Escrow Agent harmless hereunder, and nothing in this
Section 3.3 shall constitute a waiver of any claim that Buyer or Sellers may have with respect to any right of contribution arising therefrom.

         3.4 Resignation. Escrow Agent may resign at any time by giving the other parties hereto thirty (30) days' prior written notice to that effect in accordance with Section 6.1 hereof. In such event, the successor escrow agent shall be such person, firm or corporation as shall be mutually selected by Buyer and Sellers. As soon as practicable after its resignation, Escrow Agent shall turn over to the successor escrow agent so appointed all monies and property held hereunder, upon presentation of such appropriate documentation appointing the successor escrow agent as escrow agent hereunder and the acceptance of such appointment. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder; PROVIDED, that if no successor is appointed and acting hereunder within thirty (30) days after such notice is given, Escrow Agent may, at the expense of Buyer and Sellers, initiate a stakeholder or other appropriate proceeding in a court of competent jurisdiction in the State of New York and pay and deliver the Indemnity Fund into such court, and Escrow Agent shall promptly notify Buyer and Sellers thereof in writing.

         3.5 Rights of Escrow Agent

                  (a) Subject to the terms of this Agreement, Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

                  (b) Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and Escrow Agent shall incur no liabilities, and shall be fully protected, in acting in good faith in accordance with the opinion and instructions of such counsel. Sellers and Buyer, jointly and severally, agree to reimburse Escrow Agent on demand for such reasonable


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legal fees, disbursements and expenses. Sellers and Buyer agree that Sellers, jointly and severally on the one hand, and Buyer, on the other hand, shall each be liable for one-half of any such legal fees, disbursements and expenses required to be paid to Escrow Agent hereunder.

                  (c) Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

                  (d) Escrow Agent shall invest the property held in escrow in such a manner as directed herein, which may include deposits in Citibank and mutual funds advised, serviced or made, available by Citibank or its affiliates even though Citibank or its affiliates may receive a benefit or profit therefrom.

THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT NON-DEPOSIT INVESTMENT PRODUCTS ARE NOT OBLIGATIONS OF, OR GUARANTEED, BY CITIBANK/CITICORP OR ANY OF ITS AFFILIATES; ARE NOT FDIC INSURED; AND ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. ONLY DEPOSITS IN THE UNITED STATES ARE SUBJECT TO FDIC INSURANCE.

                  (e) In the event of any disagreement between/among any of the parties to this agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. In the event any such disagreement or doubt remains unresolved, Escrow Agent shall have the option, after thirty (30) days' notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

                  (f) All Earnings accrued on the Indemnity Fund hereunder shall be for the account of PenOp UK. PenOp UK shall provide to Escrow Agent an appropriate W-9 form for tax for identification number certification or a W-8 form for non-resident alien certification. Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property.

                  (g) Subject to the terms of this Agreement, in the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Attachment B annexed hereto, and Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, Escrow Agent may record such call backs. If Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by Escrow Agent. The parties agree to notify Escrow Agent of any errors, delays or other problems within thirty (30) days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of Escrow Agent's error, Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at Escrow Agent's published savings account rate in effect in New York, New York.

                                   ARTICLE 4
                           LIABILITIES OF ESCROW AGENT

         4.1 Limitations. Escrow Agent shall have no duties or responsibilities other than those expressly set forth in the provisions of this Agreement and any amendments hereto and those applicable to Escrow Agent by law, and no such duties or responsibilities shall be implied or inferred.

         4.2 Collateral Agreements. Escrow Agent shall not be bound in any way by any contract or agreement between the other parties hereto (other than this Agreement and any amendments hereto), regardless of whether Escrow Agent has knowledge of any such contract or agreement or of its terms or conditions.

         4.3 Sales of Indemnity Shares. Escrow Agent shall not be responsible for any delay related to obtaining from CIBC Mellon Trust Company, CIC's transfer agent, negotiable certificates evidencing the Indemnity Shares such that Escrow Agent may sell or distribute the exact number of Indemnity Shares requested or required to be sold or distributed by it hereunder. Escrow Agent shall make any sale required by Section 1.5 hereof within a reasonable time after obtaining such certificates in negotiable form from such transfer agent. Escrow Agent shall not be liable for any loss incurred at such sale that is due to fluctuations in market rates or penalties incurred because of early redemption. Any legal opinion required in connection with the sale of any of the Indemnity Shares shall be provided by Baer Marks & Upham LLP or such other counsel as Buyer shall reasonably determine.


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

                                    ARTICLE 5
                                   TERMINATION

         5.1 Termination. This Agreement shall be terminated (i) upon disbursement of the entire Indemnity Fund by Escrow Agent in accordance with the terms hereof, (ii) by written consent signed by Buyer, Sellers and Escrow Agent, or (iii) upon payment of the Indemnity Fund into a court of competent jurisdiction in accordance with the provisions hereof. This Agreement shall not be otherwise terminated.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         6.1 Notices. All notices, demands and requests required or permitted to be given under this Agreement shall be (i) in writing, (ii) delivered by personal delivery or sent by commercial delivery service (E.G., Federal Express or United Parcel Service) or by registered or certified mail, return receipt requested, (iii) deemed to have been given when received, and (iv) addressed as follows:

                           If to Buyer, to:

                                      CIC Acquisition Corp.
                                      ? Communication Intelligence Corporation
                                      275 Shoreline Drive, Suite 500
                                      Redwood Shores, CA  94065
                                      Telephone:  (650) 802-7700
                                      Facsimile:  (650) 802-7716
                                      Attention:  Guido DiGregorio, President
                                                  and Chief Executive Officer

                                      With a copy to:

                                      Baer Marks & Upham LLP
                                      805 Third Avenue
                                      New York, NY  10022
                                      Telephone:  (212) 702-5700
                                      Facsimile:  (212) 702-5941
                                      Attention:  Jonathan J. Russo, Esq.

                           If to Sellers, to:

                                      PenOp Limited
                                      PenOp Inc.
                                      320 East 54th Street


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

                                      New York, NY  10022
                                      Telephone:  (212) 371-8948
                                      Facsimile:  011 44 1373 452 744 (c/o Nick
                                                  May)
                                      Attention:  Howard I. Schechter, President

                                      With a copy to:

                                      White & Case LLP
                                      1155 Avenue of the Americas
                                      New York, NY  10036
                                      Telephone:  (212) 819-8200
                                      Facsimile:  (212) 354-8113
                                      Attention:  Steven Betensky, Esq.

                           If to Escrow Agent, to:

                                      Citibank, N.A.
                                      The Private Bank
                                      120 Broadway, 2nd Floor
                                      New York, NY  10271
                                      Telephone:  (212) 266-4468
                                      Facsimile:   (212) 266-4550
                                      Attention:  John P. Howard

and to any such other or additional persons or addresses as any party from time to time may designate in writing to the other parties hereto by means of a notice that shall comply with the provisions of this Section 6.1. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

         6.2 Benefit and Assignment. No party shall assign its rights or obligations under this Agreement without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         6.3 Entire Agreement; Amendment. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by all the parties hereto. No waiver of or exception to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such term, condition or provision.

         6.4 Headings. The headings of the sections of this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.5 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws (without giving effect to the laws governing the principles of conflicts of law) of the State of New York. Any action to enforce, or arising out of or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the appropriate court or courts located within New York County, State of New York, and the parties consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner permitted by law. Each party hereto agrees to not assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or any other agreement or transaction related hereto or the subject matter hereof or thereof may not be enforced in or by such court.

         6.6 Severability. If any provision of this Agreement shall be held or deemed, by a court or other tribunal of competent jurisdiction, to be invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision invalid, inoperative or unenforceable, and this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it is valid, operative and enforceable to the maximum extent permitted.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures on all counterparts are upon one and the same instrument.


            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                    BUYER:

                                    CIC ACQUISITION CORP.


                                    By: /s/ PHILIP SASSOWER
                                        ----------------------------------------
                                    Name:  Philip Sassower
                                    Title: Chief Executive Officer

                                    SELLERS:

                                    PENOP LIMITED


                                    By: /s/ HOWARD SCHECHTER
                                        ----------------------------------------
                                    Name:  Howard Schechter
                                    Title: Director

                                    PENOP INC.


                                    By: /s/ HOWARD SCHECHTER
                                        ----------------------------------------
                                    Name:  Howard Schechter
                                    Title: President


                                    ESCROW AGENT:

                                    CITIBANK, N.A.


                                    By: /s/ BARRY MORRIS
                                        ----------------------------------------
                                    Name:  Barry Morris
                                    Title: Vice President

                                  ATTACHMENT A

                           ESCROW AGENT'S FEE SCHEDULE


The Escrow Agent shall be entitled to receive for its services rendered hereunder a fee in the amount of $15,000.00. This fee covers account opening, setup, and the first year of operation of the escrow account and is payable upon account funding.

An additional fee of $5,000.00 covering the second year of operation of the escrow account is payable upon the first anniversary of this agreement.

In addition, the Escrow Agent shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its obligations hereunder.

                                  ATTACHMENT B

               PERSONS DESIGNATED FOR CONFIRMATION OF INSTRUCTIONS

For each of PenOp Limited and PenOp Inc.:


                      Name              Telephone Number
                      ----              ----------------

                Howard Schechter         (212) 371-8948

                  Robert Levin           (212) 867-4195



For CIC Acquisition Corp.:


                      Name              Telephone Number
                      ----              ----------------

                Philip Sassower          (212) 759-1909

                Guido DiGregorio         (650) 802-7700


                                      B-1